Exhibit 99.1

TERRASCEND APPOINTS ZIAD GHANEM AS PRESIDENT AND CHIEF OPERATING OFFICER

Experienced Healthcare, Pharmacy and Cannabis Industry Veteran to Manage and Lead All Operations

NEW YORK and TORONTO, Jan. 5, 2022 /CNW/ - TerrAscend Corp. (“TerrAscend” or the “Company”) (CSE: TER) (OTCQX: TRSSF), a leading North American cannabis operator, today announced the appointment of Ziad Ghanem as President and Chief Operating Officer effective immediately.  Mr. Ghanem brings nearly two decades of experience in large-scale healthcare services, cannabis, pharmacy, and retail operations to TerrAscend where he will manage and oversee all operations.

“Ziad’s cannabis industry expertise and experience, together with his significant healthcare and pharmacy background, is a rare find and makes him the ideal person for this role,” said Jason Wild, Executive Chairman of TerrAscend. “Ziad’s proven success in business optimization, financial management and leadership development will be a strong asset to TerrAscend as we execute on our growth strategy”

Mr. Ghanem added, “TerrAscend is building one of the most robust operating footprints in the highest quality cannabis markets in the country. I am thrilled to join this team and help deliver value for TerrAscend’s patients, consumers, and shareholders.”

Most recently, Mr. Ghanem served as President of all markets at Parallel, one of the largest privately held, vertically integrated, multi-state cannabis operators in the U.S. Before entering the cannabis industry, Mr. Ghanem gained over 15 years of experience in senior leadership roles at Walgreens Boots Alliance. Mr. Ghanem received a Doctor of Pharmacy from the University of Houston.

About TerrAscend

TerrAscend is a leading North American cannabis operator with vertically integrated operations in Pennsylvania, New Jersey, and California, licensed cultivation and processing operations in Maryland and licensed production in Canada. TerrAscend operates The Apothecarium dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities on both the East and West coasts. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns several synergistic businesses and brands, including The Apothecarium, Ilera Healthcare, Kind Tree, Prism, State Flower, Valhalla Confections, and Arise Bioscience Inc. For more information, visit www.terrascend.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s goals regarding its financial position, value proposition, market position and business strategy. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Actual results and developments may differ materially from those contemplated by these statements. Such forward-looking statements are based on certain assumptions regarding expected growth, results of operations, performance, industry trends and growth opportunities. These assumptions may prove to be incorrect. Readers are cautioned not to place undue reliance on forward-looking statements.

Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors described in our Registration Statement on Form 10 and other filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov, and other filings with Canadian securities regulators, including TerrAscend’s management information circular dated October 4, 2021, and TerrAscend’s most recently filed MD&A, both filed with the Canadian securities regulators and available under TerrAscend’s profile on SEDAR at www.sedar.com.

The statements in this press release are made as of the date of this release. TerrAscend disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the US Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend’s operations and financial performance.

SOURCE TerrAscend